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                                                         EXHIBIT 10.1
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               AMENDMENT TO THE AMERICAN ONCOLOGY RESOURCES, INC.
                  1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Board of Directors of the Company adopted the American Oncology Resources, Inc. 1993 Non-Employee Director Stock Option Plan (the "Plan") in June 1993 and the Company's Stockholders approved the Plan in February 1994. Subject to the provisions of the Plan, the Board retained the right to amend the Plan. On March 22, 1996, the Board determined that the Plan be amended as follows, subject to, and to be effective upon, approval by the Company's Stockholders. At the annual meeting of Stockholders on May 9, 1996, the Stockholders of the Company approved the Plan. Capitalized terms not otherwise defined in this First Amendment to the Plan have the meanings assigned thereto in the Plan.

The Plan is hereby amended as follows:

A. The definition of "Eligible Director" in Section II(a)(9) of the Plan is hereby amended to read in its entirety as follows:

          (9)  "Eligible Director" means a person who as of any applicable date
               (i) is a member of the Board, (ii) is not an officer of the Company or any subsidiary of the Company and (iii) is not a full-time employee of the Company or any of its subsidiaries.

B. Section III of the Plan is hereby amended to read in its entirety as follows:

          III.  GRANTS OF STOCK OPTIONS; OPTION PRICE; VESTING SCHEDULE

          (a) Options will be granted only to individuals who are Eligible Directors of the Company. On the date of each annual meeting of stockholders of the Company after January 1, 1996, each Eligible Director elected at such annual meeting shall receive, without the exercise of the discretion of any person or persons, an option to purchase 1,000 shares. All Options granted under the Plan shall be at the Option price set forth in the following subsection (b), shall be subject to adjustment as provided in Section VII and to the terms and conditions set forth in Section VIII and shall vest in the manner set forth in the following subsection (c). All options granted under the Plan shall be evidenced by a written option agreement.

          (b) The purchase price of Shares issued under each Option shall be the Fair Market Value of Shares subject to the Option on the date the Option is granted.
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          (c) Except to the extent otherwise provided herein, each Option granted under subsection (a) above shall vest and be exercisable as to all of the Shares covered thereby six months after the effective date of the grant of such Option.

C. Section VII(b) of the Plan is hereby amended to read in its entirety as follows:

          (b) If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number and per share price of shares of Common Stock to be granted pursuant to annual grants in subsection III(a) hereof shall be appropriately adjusted in such a manner as to entitle a Participant to receive options to purchase the same total number of shares as he would have received had he or she been granted such option immediately prior to the event requiring the adjustment; (b) the number and per share price of shares of Common Stock subject to outstanding Stock Options hereunder shall be appropriately adjusted in such a manner as to entitle a Participant to receive upon exercise of a Stock Option, for the same aggregate cash consideration, the same total number of shares as he would have received had he or she exercised his or her Stock Option in full immediately prior to the event requiring the adjustment; and (c) the number of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved that number of shares of Common Stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.